UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 5, 2003

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4605 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5. Other Events and Regulation FD Disclosure

On November 5, 2003, Southern Community Financial Corporation (Nasdaq: SCMF for the common stock and SCMFP for the convertible trust preferred securities) the holding company for Southern Community Bank and Trust announced its sale of $30 million of Trust Preferred Securities issued by Southern Community Capital Trust II. The preferred securities of Southern Community Capital Trust II have a distribution rate of 7.95%, each share having a liquidation value of $10. The Trust Preferred Securities have been approved for quotation on the Nasdaq National Market under the symbol “SCMFO”.

Ryan Beck & Co. and Stifel, Nicolaus & Company, Incorporated, co-managed the offering and have been granted a 30-day option to purchase up to 450,000 additional shares of Trust Preferred Securities to cover over-allotments, if any.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

     Exhibit 99:   Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By:	/s/ Richard M. Cobb

Richard M. Cobb
Executive Vice President and Chief Financial Officer

Date: November 5, 2003